                                                                    EXHIBIT 21.1


                              List of subsidiaries

                               State of Incorporation
Name                               or organization          Does Business As
----                           ----------------------       ----------------
Women First Pharmacy                   Delaware             Women First
  Services, Inc.                                              Pharmacy Services

As We Change, LLC                      Delaware             As We Change